UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2005
Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

34-0728587
I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102
(Address of principal executive offices)

(703) 478-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

FORWARD-LOOKING STATEMENTS:

Certain statements in this filing contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to find, finance, acquire and successfully operate one or more new businesses; product demand; weather conditions in Europe during peak business season and on weekends; timely deliveries from vendors; our ability to raise cash to meet seasonal demands; our dependence on the aerospace industry; customer satisfaction and quality issues; labor disputes; competition; our ability to attract and retain highly qualified executive management; our ability to achieve and execute internal business plans; worldwide political instability and economic growth; military conflicts; reduced airline revenues as a result of the September 11, 2001 terrorist attacks on the United States, and their aftermath; reduced airline travel due to infectious diseases; and the impact of any economic downturns and inflation.

If one or more of these and other risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this report, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective as of October 1, 2005, John L. Flynn resigned as Chief Financial Officer of the Company, and was replaced by James G. Fox. Mr. Flynn will remain with the Company as its Senior Vice President, Tax. Mr. Fox’s title is Senior Vice President, Finance and Chief Financial Officer.

Mr. Fox is 49 years old. From 2000 to 2005, Mr. Fox was employed as Vice President, Finance, of the Energy Management Division of Invensys PLC, a London-based group of five controls and power companies. From 1998 to 2005, he was CFO of APV, Ltd. (a subsidiary of Invensys PC), which manufactures automated equipment for food processing plants and other industries. Mr. Fox joined the Company as Senior Vice President, Finance, on August 22, 2005.

Mr. Fox and the Company have entered into an employment letter agreement, pursuant to which Mr. Fox will be compensated at the rate of $305,000 per year. Mr. Fox may participate in the Company’s executive incentive compensation plan and be eligible to receive additional incentive compensation up to 50% of his base salary. Incentive compensation is discretionary and is subject to approval by the Company’s Compensation and Stock Option Committee. Mr. Fox’s base salary will be reviewed annually by the Company’s Compensation and Stock Option Committee. In addition, Mr. Fox has been granted an option to acquire up to 70,000 shares of the Company’s Class A Stock under the Company’s 1986 Stock Option Plan. Accordingly, options to acquire 17,500 shares shall vest upon the first anniversary of the grant, 17,500 shall vest upon the second anniversary of the grant, 17,500 shall vest on the third anniversary of the grant, and 17,500 shall vest on the fourth anniversary of the grant. Unexercised options, if any, will expire on the fifth anniversary date of the grant. While he is employed by the Company, Mr. Fox may be granted additional stock option awards under the 1986 Stock Option Plan, as determined by the Company’s Compensation and Stock Option Committee. Mr. Fox will be paid a sign-on bonus of $50,000 (to be paid no later than July 1, 2006). The initial term of Mr. Fox’s employment letter agreement is one year, ending August 29, 2006. The Company may extend the agreement on a year by year basis, by giving Mr. Fox no less than 90 days prior written notice. If Mr. Fox’s employment is terminated without cause at any time, he shall be entitled to continue to receive his base salary, at its then current rate, for a period of twelve (12) months from the notice of termination.

On October 3, 2005, we issued a press release announcing Mr. Flynn’s resignation as Chief Financial Officer and Mr. Fox’s appointment as Chief Financial Officer. Mr. Flynn will remain as our Senior Vice President, Tax. A copy of the press release is attached hereto as Exhibit 99, and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(C)     Exhibits.

99   Press Release Dated October 3, 2005, regarding appointment of James Fox as Chief Financial Officer.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2005

THE FAIRCHILD CORPORATION

By: Name: Title:	/s/ DONALD E. MILLER Donald E. Miller Executive Vice President, Corporate Secretary and General Counsel